Exhibit 10.2

UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

CALAVO GROWERS, INC.

May 27, 2022

The undersigned, constituting all the directors of Calavo Growers, Inc., a California corporation (“Calavo”), acting pursuant to authority granted by the California Corporations Code and Calavo’s Amended and Restated Bylaws, hereby take the following actions, approve and adopt the following recitals and resolutions, and transact the following business by written consent without a meeting:

Approval of Indemnification Agreement

WHEREAS, Calavo’s Board of Directors (the “Board”) desires to attract and retain the services of highly competent individuals to serve as directors and officers of Calavo;

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, given the difficulty in attracting and retaining such persons, the Board has determined that it is advisable and in the best interests of Calavo and its shareholders to adopt a form of indemnification agreement that Calavo may use to provide indemnification to selected directors and officers that is broader than the indemnification rights the directors and officers have under applicable law.

RESOLVED, that the form of Indemnification Agreement attached hereto as Exhibit A (the “Indemnification Agreement”) is adopted and approved; and

RESOLVED, that Calavo shall enter into an Indemnification Agreement with each of its directors and such executive officers as determined by Calavo in substantially the form attached hereto, together with any changes to each such agreement determined by the proper officers of Calavo to comply with applicable law, and that such determination shall be conclusively evidenced by such officer’s execution and delivery of a definitive Indemnification Agreement.

General Authorizing Resolutions

RESOLVED, that the officers of Calavo be, and each of them hereby is, authorized and directed, for and on behalf of Calavo, to take such further actions and execute such documents as may be necessary or appropriate in order to implement the foregoing resolutions; and

RESOLVED, that all actions heretofore taken by the officers of Calavo in connection with the subject matter of the foregoing resolutions are hereby ratified, approved and confirmed in all respects.

This written consent shall be filed with the minutes of the Board’s proceedings. This written consent may be executed in counterparts, each of which shall be deemed an original document, with the same effect as if the signatures were upon the same instrument. Signatures to this written consent delivered by electronic or facsimile transmission, including by DocuSign or by e-mail transmission in PDF format, shall be valid.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Unanimous Written Consent as of the date set forth above.

/s/ Farha Aslam
Farha Aslam

/s/ Marc L. Brown
Marc L. Brown

/s/ Michael A. DiGregorio
Michael A. DiGregorio

/s/ James Helin
James Helin

/s/ Steven Hollister
Steven Hollister

/s/ Kathleen M. Holmgren
Kathleen M. Holmgren

/s/ John M. Hunt
John M. Hunt

/s/ J. Link Leavens
J. Link Leavens

/s/ Donald M. Sanders
Donald M. Sanders

/s/ Adriana Mendizabal
Adriana Mendizabal

EXHIBIT A

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ____ day of __________, 2022, by and between Calavo Growers, Inc., a California corporation (the “Company”), and __________________________________ (“Indemnitee”).

RECITALS

A.Indemnitee is a director and/or officer of the Company.

B.The Company recognizes that the vagaries of public policy and the interpretation of ambiguous statutes, regulations and court opinions are too uncertain to provide the Company’s officers and directors with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith as Agents (as defined below) for the Company Group (as defined below).

C.The Company recognizes that the cost to a director or officer of defending against lawsuits resulting from the performance of his or her duties in good faith for the Company Group, whether or not meritorious, is likely to be burdensome.

D.The Company recognizes that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of the Company Group, and the resultant substantial time and expense spent and endured in defending against such lawsuits, bears no reasonable or logical relationship to the amount of compensation received by such officers and directors, and thus poses a significant deterrent to and results in increased reluctance on the part of experienced and capable individuals to serve as Agents of the Company Group.

E.In order to induce and encourage highly experienced and capable persons such as Indemnitee to serve as Agents of the Company Group, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive protection against such risks and liabilities, the Board (as defined below) has determined that entering into this Agreement with Indemnitee is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and the Company’s shareholders.

F.The Company and Indemnitee desire that the indemnification rights provided by this Agreement shall be supplemental to, and shall not supersede or replace, any indemnification rights which may be provided by other sources, including without limitation any indemnification which may be provided by the Company pursuant to its Bylaws, by other agreements or by applicable law.

G.As permitted by Sections 204(a)(11) and 317(g) of the California Corporations Code, Article V(b) of the Company’s Articles of Incorporation states that the Company “is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California Corporations Code), whether by bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.”

AGREEMENT

The Company and Indemnitee hereby agree as follows:

1.Service by Indemnitee. Indemnitee agrees to serve and/or to continue to serve as a director and/or officer of the Company; provided, however, that (i) if Indemnitee is a director of the Company, he or she is entitled to resign or retire at any time from such position, and (ii) if Indemnitee is an officer of the Company, he or she is entitled to resign or retire at any time from such position, and the Company is entitled to remove Indemnitee at any time from such position, subject to the terms of any employment agreement that Indemnitee may have entered into with the Company. For the avoidance of doubt, the Company’s obligations under this Agreement shall continue notwithstanding that Indemnitee may have ceased for any reason to serve as a director and/or officer of the Company. Furthermore, this Agreement is not an employment agreement between Indemnitee and the Company, and this Agreement does not create any right on the part of Indemnitee to continue to serve as a director or an officer of the Company or in any capacity with any other member of the Company Group.
2.Definitions.

The following terms have the meanings set forth below:

“Action” means (i) any action, suit, arbitration, alternative dispute resolution mechanism, formal or informal investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that Indemnitee is or was as an Agent of the Company or while an Agent of the Company is or was serving at the request of the Company as an Agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (including as a deemed fiduciary thereto), or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement, or (ii) any situation that Indemnitee determines in good faith might lead to or culminate in the institution of any such action, suit, proceeding, arbitration or alternative dispute resolution mechanism.

“Agent” means, with respect to Indemnitee, Indemnitee in his or her capacity as an officer, director, employee, agent or trustee of the Company or any member of the Company Group or in his or her capacity as an officer, director, employee, agent or trustee of any other Entity for which he or she is serving in such capacity or capacities as the request of the Company. For purposes of this Agreement, if Indemnitee provides service as an officer, director, employee, agent or trustee of any Entity controlled by the Company or any employee benefit plan of the Company (including as a deemed fiduciary thereto), then Indemnitee shall be deemed to serve at the request of the Company.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence after the date of this Agreement, in a single transaction or in a series of related transactions, of any one or more of the following events:

i.Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities other than by virtue of a merger, consolidation or similar transaction; notwithstanding the foregoing, a

Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this clause) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then-outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
ii.There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;
iii.There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company Group, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company Group to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
iv.Individuals who, at the beginning of any twelve-month period following the date of this Agreement, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board on any subsequent date during such twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Agreement, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Company Group” means the Company, each subsidiary and parent of the Company, and any successor, resulting or surviving corporation of the Company or any subsidiary or parent of such successor, resulting or surviving corporation.

“Disinterested Director” means a director of the Company who is not and was not a party to the Action in respect of which indemnification is sought by Indemnitee.

“Entity” means any corporation, limited liability company, partnership, joint venture, trust or other enterprise, or employee benefit plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company Group, (ii) any employee benefit plan of the Company Group or any trustee or other fiduciary holding securities under an employee benefit plan of the Company Group, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

“Expenses” means any and all expenses, including, without limitation, attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and all other costs and expenses incurred in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal), or preparing to defend or prosecute, be a witness or participate in, any Action, including any appeal regarding such Action and including expenses incurred by Indemnitee in establishing or enforcing a right to indemnification or advances under this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or Fines against Indemnitee.

“Fines” include, in addition to fines, any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years prior to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Action giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity owns, owned, is the owner of or has acquired ownership of securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise and has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

For purposes of this Agreement, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “in the best interests of the Company” as referred to in this Agreement.

3.Indemnification.
3.1Third Party Proceedings. To the fullest extent permitted by applicable law but subject to the indemnification limitations set forth in this Agreement, the Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action (other than an Action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was an Agent against all Expenses, judgments, Fines, amounts paid in settlement and other amounts actually and reasonably incurred by Indemnitee in connection with such Action unless the Company shall establish, in accordance with the procedures described in Sections 4 and 5 of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and, with respect to any criminal Action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
3.2Proceedings by or in the Right of the Company. To the fullest extent permitted by applicable law but subject to the indemnification limitations set forth in this Agreement, the Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent against all Expenses, judgments, Fines, amounts paid in settlement and other amounts actually and reasonably incurred by Indemnitee in connection with such Action unless the Company shall establish, in accordance with the procedures described in Sections 4 and 5 of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders; provided, however, that if and to the extent that the approval or determination by a court is required pursuant to applicable law in order for indemnification to be provided in the circumstances described in clause (i), (ii) and/or (iii) of this sentence, no indemnification shall be made by the Company (i) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such Action is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court deems proper, (ii) of amounts paid in settling or otherwise disposing of a pending Action without court approval, and (iii) of Expenses incurred in defending a pending Action which is settled or otherwise disposed of without court approval.
3.3Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise, in whole or in part, in defense of any Action referred to in Section 3.1 or 3.2, or in defense of any claim, issue or matter therein, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. For these purposes and without limitation, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Action or of any claim, issue or matter therein, by the winning of a dismissal (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.
3.4Approval of Settlements. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify Indemnitee for any amounts paid in a settlement entered into by Indemnitee with respect to any Action unless the Company approves in writing such settlement or the Company unreasonably withholds such written approval following not less than ten (10) calendar days prior written notice of the proposed settlement.
4.Expenses; Indemnification Procedure.
4.1Advancement of Expenses. The Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with any Action referenced in Section 3.1 or 3.2 and in connection with any Action (including an Action under Section 5.1) initiated by Indemnitee to establish or enforce Indemnitee’s right to indemnification or advances under this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) calendar days following delivery of a written request therefor by Indemnitee to the Company. Such request shall reasonably evidence the Expenses incurred by Indemnitee, provided, however, that Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Advances shall include any and all reasonable Expenses incurred pursuing an Action to enforce this right of advancement. Advances shall include Expenses actually and reasonably incurred by Indemnitee in preparing and forwarding statements to the Company to support the advances claimed. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement or otherwise, ability to repay the expenses, or entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). The right to advances under this paragraph shall in all events continue until final disposition of any Action, including any appeal therein. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent permitted by law to repay the advances (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee's rights to receive advancement of Expenses under this Agreement.
4.2Notice to Company by Indemnitee. Indemnitee agrees to notify promptly the Company in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Action and such delay is materially prejudicial to the Company’s ability to defend such Action; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Action. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Notice to the Company pursuant to this Section 4.2, shall be directed to the Chief Executive Officer of the Company at the executive offices of the Company (unless Indemnitee is the Chief Executive Officer, in which case the notice shall be addressed to the Board and to the Chief Financial Officer of the Company). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power, but in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.
4.3Determination of Entitlement.
i.Where there has been a written notice by Indemnitee for indemnification pursuant to Section 4.2, then as soon as is reasonably practicable (but in any event not later than sixty (60) calendar days) after final disposition of the relevant Action, the Company shall make a determination by any of the methods set forth in Section 317(e) of the California Corporations Code, if and in the manner required by applicable law, with respect to Indemnitee’s entitlement thereto; provided, however, that, if a quorum of Disinterested Directors is not obtainable or a Change in Control shall have occurred, the determination shall be made by an Independent Counsel selected pursuant to Section 4.3(ii), with such determination to be made in a written opinion of such Independent Counsel delivered to the Board and Indemnitee within sixty (60) calendar days after such Independent Counsel is appointed. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) calendar days after such determination. If the person, persons or entity making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. All Expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
ii.If, prior to the occurrence of a Change in Control, entitlement to indemnification is to be determined by an Independent Counsel because a quorum of Disinterested Directors is not obtainable pursuant to Section 4.3(i), such Independent Counsel shall be selected by the Board. If entitlement to indemnification is to be determined by an Independent Counsel after the occurrence of a Change in Control pursuant to Section 4.3(i), such Independent Counsel shall be selected by Indemnitee.
iii.The party selecting an Independent Counsel pursuant to Section 4.3(ii) shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. Within ten (10) calendar days after such written notice of selection shall have been received, the notified party may deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as the Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as the Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) calendar days after the final disposition of the Action, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other party’s selection of the Independent Counsel and/or for the appointment as the Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as the Independent Counsel under Section 4.3(i) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.1 of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
iv.The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.
4.4 Presumptions and Burdens of Proof.
i.In making any determination with respect to Indemnitee’s entitlement to indemnification and advances of Expenses under this Agreement, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification and advances of Expenses under this Agreement and has satisfied all requirements under this Agreement with respect to indemnification and advances of Expenses. The Company shall have, to the fullest extent not prohibited by law, the burden of proof to overcome the presumption described in the preceding sentence in connection with the making of any determination contrary to such presumption. Neither the failure of the person, persons or entity to have made a determination prior to the commencement of an Action pursuant to this Agreement that indemnification or advancement of Expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the person, persons or entity that Indemnitee has not met such applicable standard of conduct shall be a defense to the Action or create a presumption that Indemnitee has not met the applicable standard of conduct. Furthermore, any ambiguity in the terms of this Agreement shall be resolved in favor of Indemnitee.

ii.The termination of any Action or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or, with respect to any criminal Action, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. Additionally, any admission of liability by the Company in connection with any settlement by the Company with a regulatory agency shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise.
iii. For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is in reliance on the records or books of account of the Company Group, including financial statements, or on information supplied to Indemnitee by the officers of the Company Group in the course of their duties, or on the advice of legal counsel for the Company Group or on information or records given or opinions or reports made to the Company Group or the Board by an independent certified public accountant and/or by an appraiser, financial advisor, compensation consultant or other expert selected by the Company Group or the Board. The provisions of this Section 4.4(iii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 4.4(iii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and its shareholders.
4.5Relationship to Other Sources. Indemnitee shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances Expenses, the Company shall be entitled to enforce any such rights that Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s actual and reasonable Expenses of doing so.
4.6Defense of Claims. The Company shall not settle any Action or claim (in whole or in part) that would impose any Expense, judgment, Fine, penalty, limitation or disclosure obligation with respect to Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to Indemnitee, without Indemnitee’s prior written consent; provided, however, that, with respect to settlements requiring solely the payment of money either by the Company or by Indemnitee for which the Company is obligated to reimburse Indemnitee promptly and completely, in either case without recourse to Indemnitee, no such consent of Indemnitee shall be required. Indemnitee shall not settle any Action or claim (in whole or in part) that would impose any Expense, judgment, Fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.
4.7Selection of Counsel. If the Company shall be obligated under Section 3 or 4 to indemnify Indemnitee or advance Expenses to Indemnitee in connection with any Action, the Company shall be entitled to assume the defense of such Action, with counsel approved by Indemnitee, such approval not to be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Action; provided that (a) Indemnitee shall have the right to employ separate counsel in any such Action at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Action, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
4.8Effect of Changes in the Law. Notwithstanding any other provision of this Agreement, (i) in the event of any change in any applicable law or judicial interpretation of such law which narrows the right or obligation of the Company to indemnify Indemnitee, such change, to the extent not otherwise required by such law or judicial interpretation to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder, and (ii) in the event of any change in any applicable law or judicial interpretation of such law which expands the right or obligation of the Company to indemnify Indemnitee, Indemnitee shall receive under this Agreement the greater benefit provided by such change, subject to any express indemnification limitations and provisions that are set forth in this Agreement.
4.9Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any other agreement, any insurance policy maintained by the Company, any vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee from any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of the Action.
5.Remedies of Indemnitee.
5.1In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 4.3 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.1 of this Agreement, (iii) payment of indemnification pursuant to Section 4.3 of this Agreement is not made within ten (10) calendar days after a determination has been made that Indemnitee is entitled to indemnification, or (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 4.3 of this Agreement), then Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, in such case, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
5.2If a determination shall have been made pursuant to Section 4.3 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 5 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 5, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses and the Company may not refer to or introduce into evidence any determination pursuant to Section 4.3 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 5, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.1 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
5.3If a determination shall have been made pursuant to Section 4.3 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with such determination of Indemnitee’s entitlement to indemnification, or (ii) a prohibition of such indemnification under applicable law.
5.4The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
5.5The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification or advancement agreement, or any provision of the Company’s Articles of Incorporation or Bylaws now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be; provided, however, that this Section 5.5 shall not apply if, as part of such judicial proceeding or arbitration, the court of competent jurisdiction or the arbitrator, as the case may be, determines that the material assertions made by Indemnitee as a basis for such judicial proceeding or arbitration were not made in good faith or were frivolous.
5.6In the event of an Action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee in defense of such Action (including with respect to Indemnitee’s counterclaims and cross-claims made in such Action), unless as a part of such Action the court determines that all of Indemnitee’s material defenses to such Action were made in bad faith or were frivolous.
6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, Fines, amounts paid in settlement and other amounts actually and reasonably incurred by Indemnitee in connection with any Action, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, amounts paid in settlement, Fines and other amounts to which Indemnitee is entitled.
7.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest extent set forth in this Agreement.

8.Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
8.1Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to an Action initiated or brought voluntarily by Indemnitee and not by way of defense unless the Company has authorized or ratified the initiation or bringing of such Action in writing or unless such Action is brought by Indemnitee to establish or enforce a right to indemnification under this Agreement or under the Company’s Articles of Incorporation, its Bylaws, any other agreement, any insurance policy maintained by the Company, applicable law or otherwise; or
8.2Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Action initiated by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction in a final adjudication not subject to further appeal determines that each of the material assertions made by Indemnitee in such Action was not made in good faith or was frivolous; or
8.3No Duplication of Payments. To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy maintained by the Company, the Articles of Incorporation or Bylaws of the Company, another agreement or otherwise) of the amounts otherwise indemnifiable hereunder; if the Company makes any indemnification payment to Indemnitee in connection with any claim made against Indemnitee and Indemnitee has already received or thereafter receives payments in connection with the same claim, then Indemnitee shall reimburse the Company in an amount equal to the lesser of (i) the amount of the payment otherwise received by Indemnitee and (ii) the full amount of the indemnification payment made by the Company; or
8.4Indemnification Prohibited by Applicable Law. To indemnify or advance Expenses to Indemnitee if such indemnification or advance of Expenses is prohibited by applicable law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal; or
8.5Employment Agreement. To indemnify or advance Expenses to Indemnitee with respect to an Action if Indemnitee’s employment agreement with the Company or any other member of the Company Group expressly states that the Company is not obligated to provide indemnification or advance Expenses with respect to such Action; or
8.6Claims under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or
8.7Claims under Sarbanes-Oxley Act of 2002; Clawbacks of Compensation. To indemnify Indemnitee for (i) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002), (ii) the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the Company’s Compensation Committee.
9.Liability Insurance; Subrogation.

9.1The Company shall give prompt notice of the commencement of each Action to its directors’ and officers’ liability insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of each Action in accordance with the terms of such policies. The Company at its discretion may instruct the insurers and their insurance brokers that they may communicate directly with Indemnitee regarding such Action.
9.2At all times during which the Company has actual or potential indemnification obligations to Indemnitee under this Agreement, the Company shall purchase and maintain at the Company’s expense a policy or policies of insurance with a reputable insurance company or companies providing Indemnitee and other directors and executive officers of the Company with a commercially reasonable amount of coverage against Expenses, judgments, Fines, amounts paid in settlement and other amounts and liabilities asserted against them, or incurred by them, with respect to Actions brought or threatened against them by reason of the fact that they are or were serving as Agents, regardless as to whether the Company has the power to indemnify Indemnitee and such other directors and officers under this Agreement and other indemnification agreements. In all such policies of liability insurance (including with respect to the period after Indemnitee has ceased to serve as a director or an officer of the Company), Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. The Company shall pay any and all premiums, deductibles, retentions and similar payments that are owed under such policies of liability insurance and shall comply with all the terms of such policies of liability insurance.
9.3In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy purchased by the Company. Indemnitee shall execute all papers reasonably required and shall take all action reasonably necessary to secure such rights, including the execution of documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse Indemnitee for all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
10.Execution; Amendments. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof. This Agreement may not be amended, modified or terminated except pursuant to a writing executed by Indemnitee and the Company.
11.Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by Indemnitee against, the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. Without limiting the generality of the preceding sentence, this Agreement shall be binding upon, and shall be enforceable by Indemnitee against, any Entity that acquires all or substantially all of the assets or outstanding securities of the Company in a merger, consolidation, purchase of assets or other transaction, provided that no such transaction shall relieve the Company of its obligations under this Agreement. In addition, the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement and indemnify Indemnitee to the fullest extent permitted by law.
12.Information Sharing. If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall promptly notify Indemnitee of such investigation. The Company shall further share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”) at the time such information is so furnished. By executing this Agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared Information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.
13.Contribution. If the indemnification provided pursuant to this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 8, then in respect to an Action in which the Company is jointly liable with Indemnitee (or would be if joined in such Action), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, Fines, decisions of arbitrators, penalties, and/or amounts paid or to be paid in settlement, in connection with any Action without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee; provided, however, that such right to contribution described in this section shall terminate at the time the Company concludes (pursuant to the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.
14.Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the Company at its principal executive offices or to Indemnitee at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.
15.Consent to Jurisdiction. Each of the Company and Indemnitee irrevocably consents to the jurisdiction of the courts of the State of California for all purposes in connection with any Action which arises out of or relates to this Agreement and agrees that, except with respect to an arbitration commenced by Indemnitee pursuant to Section 5.1, any Action instituted under this Agreement shall be brought only in the state courts of the State of California or in federal courts located in such State.
16.Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California without regard to its conflict of laws rules.
17.Interpretation. As used in this Agreement, the word “including” means without limitation, the word “or” is exclusive and the words “herein,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein to Sections mean the Sections of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CALAVO GROWERS, INC. By: Its:
Agreed to and accepted: INDEMNITEE: Name Signature Address